                                 United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-12

                    PRAECIS PHARMACEUTICALS INCORPORATED
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

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                                     [LOGO]

                      PRAECIS PHARMACEUTICALS INCORPORATED
                               830 WINTER STREET
                       WALTHAM, MASSACHUSETTS 02451-1420

                                          April 11, 2002

Dear Stockholder:

    On Wednesday, May 22, 2002, PRAECIS PHARMACEUTICALS INCORPORATED will hold its annual meeting of stockholders. On behalf of the Board of Directors, I am pleased to invite you to join us so that we can report to you on the activities of PRAECIS during 2001 and discuss the outlook for 2002. The meeting will be held at our corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, and is scheduled to begin at 10:00 a.m.

    At the annual meeting, you will be asked to vote on the following:
(1) election of the directors nominated by your Board of Directors;
(2) approval of the Second Amended and Restated 1995 Stock Plan, as amended to increase by 3,000,000 the number of shares of common stock authorized for issuance under the plan; and (3) ratification of the Board of Directors' appointment of Ernst & Young LLP as our independent auditors for 2002. These proposals are described in the attached proxy statement which you should read carefully. Your Board of Directors recommends that you vote in favor of each proposal.

    Whether or not you plan to attend the annual meeting, it is important that your shares be represented. Regardless of the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope.

    We appreciate your continued support.

                                          Sincerely,

                                          /s/ Malcolm L. Gefter, Ph.D.

                                          Malcolm L. Gefter, Ph.D.
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                      PRAECIS PHARMACEUTICALS INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of PRAECIS PHARMACEUTICALS INCORPORATED:

    The 2002 annual meeting of the stockholders of PRAECIS PHARMACEUTICALS INCORPORATED (the "Company") will be held at the Company's corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, on Wednesday, May 22, 2002, at 10:00 a.m., for the following purposes:

    1. To elect seven directors of the Company for a one-year term expiring at the 2003 annual meeting;

    2. To approve the Company's Second Amended and Restated 1995 Stock Plan, as amended to increase by 3,000,000 the number of shares of common stock authorized for issuance under the plan;

    3. To ratify the appointment by the Board of Directors of Ernst & Young LLP, certified public accountants, as independent auditors for the Company for fiscal year 2002; and

    4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

    Stockholders of record at the close of business on Monday, April 8, 2002 will be entitled to vote at the annual meeting, whether in person or by proxy.

                                          By Order of the Board of Directors

                                          /s/ Kevin F. McLaughlin

                                          Kevin F. McLaughlin
                                          Secretary

830 Winter Street
Waltham, Massachusetts 02451-1420
April 11, 2002

                            ------------------------

    TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU DESIRE TO DO SO, EVEN IF YOU HAVE RETURNED A PROXY CARD.
                            ------------------------

                      PRAECIS PHARMACEUTICALS INCORPORATED
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2002

GENERAL

    We are furnishing this proxy statement to stockholders of record of PRAECIS PHARMACEUTICALS INCORPORATED ("PRAECIS" or the "Company") in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Wednesday, May 22, 2002, at 10:00 a.m. at the Company's corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, and at any adjournment(s) thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting of Stockholders, this proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about April 15, 2002.

VOTING SECURITIES, QUORUM AND VOTE REQUIRED

    Only holders of record of common stock, par value $.01 per share, of the Company ("Common Stock") as of the close of business on April 8, 2002 (the "Record Date") are entitled to receive notice of and to vote at the annual meeting. On the Record Date, there were 51,686,569 shares of Common Stock outstanding, constituting all of the outstanding voting securities of the Company. Stockholders are entitled to one vote for each share of Common Stock they held as of the Record Date.

    A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will exist at the annual meeting if the holders of record as of the Record Date of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the annual meeting. Shares held as of the Record Date by holders who are present or represented by proxy at the annual meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the annual meeting will be counted as present for the purposes of establishing a quorum.

    To be elected as a director at the annual meeting (Proposal No. 1), each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the annual meeting. The affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy at the annual meeting is required to approve the Company's Second Amended and Restated 1995 Stock Plan, as amended (Proposal No. 2). The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting is required to ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002 (Proposal No. 3).

    Shares represented by proxies which are marked "WITHHELD" with regard to the election of directors (Proposal No. 1) will be excluded entirely from the vote and thus will have no effect on the outcome of the vote. Shares represented by proxies which are marked "ABSTAIN" with regard to the approval of the Company's Second Amended and Restated 1995 Stock Plan, as amended (Proposal No. 2), will be excluded entirely from the vote and will have no effect on the outcome of the vote. Shares represented by proxies which are marked "ABSTAIN" with regard to the ratification of the Board of Directors' appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002 (Proposal No. 3) will be considered present in person or represented by proxy at the annual meeting and will have the effect of a negative vote because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting.

    A broker "non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Brokers holding your shares in their name will be permitted to vote such shares with respect to the election of directors (Proposal No. 1) and the ratification of the Board of Director's appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002 (Proposal No. 3) at the annual meeting without instruction from you, and, accordingly, broker non-votes will not occur with respect to these two proposals. Broker non-votes may occur with respect to the approval of the Company's Second Amended and Restated 1995 Stock Plan, as amended (Proposal
No. 2), because brokers holding shares in their name will not be permitted to vote such shares without instruction from the beneficial owner of such shares. However, broker non-votes will not be considered votes cast and, accordingly, will be excluded entirely from the vote and thus have no effect on the outcome of the vote with respect to Proposal No. 2.

PROXIES

VOTING YOUR PROXY

    You may vote in person at the annual meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

    If you sign and return your proxy card to us in time for it to be voted at the annual meeting, one of the individuals named as your proxy, each of whom is an executive officer of the Company, will vote your shares as you have directed on the proxy card. If you sign and timely return your proxy card but do not indicate how your shares are to be voted as to one or more of the proposals to be voted on at the annual meeting, your shares will be voted FOR each of the proposals.

    The Board of Directors knows of no matters, other than Proposals Nos. 1, 2 and 3 as set forth in the accompanying Notice of Annual Meeting of Stockholders, to be presented at the annual meeting. If any other matter is properly presented at the annual meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies.

HOW TO VOTE BY PROXY

    You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. If your shares are held in "street name" through a broker, you should provide written instructions to your broker on how to vote your shares. As noted above, brokers will be permitted to vote such shares with respect to the election of directors (Proposal No. 1) and the ratification of the Board of Directors' appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002 (Proposal No. 3), even if you do not provide written instructions to your broker on how to vote. Accordingly, if you do not provide your broker with instructions on how to vote your shares as to these matters, your broker may vote your shares as to these matters in a different manner than you would have voted if you had provided instructions. Also as noted above, brokers will not be permitted to vote such shares with respect to approval of the Company's Second Amended and Restated 1995 Stock Plan, as amended (Proposal No. 2), unless they receive written instructions from the beneficial owner of such shares on how to vote. Accordingly, if your shares are held in "street name" through a broker, to ensure that your broker receives your instructions, you should promptly complete, sign and send to your broker in the envelope enclosed with this proxy statement the voting instruction form which is also enclosed. You may also wish to check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

REVOKING YOUR PROXY

    You may revoke your proxy before it is voted by:

    - sending in a new proxy with a later date;

    - notifying the Secretary of the Company in writing before the annual meeting that you have revoked your proxy; or

    - voting in person at the annual meeting.

    If you hold your shares through a broker or other custodian, you will need to contact them to revoke your proxy.

VOTING IN PERSON

    If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the annual meeting a "legal proxy" authorizing you to vote your "street name" shares held as of the Record Date.

PROXY SOLICITATION AND EXPENSES

    This solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of approximately $10,000 plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail and by Georgeson Shareholder Communications Inc., proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT TO HOUSEHOLDS

    The Securities and Exchange Commission recently implemented a new rule permitting companies and their brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more beneficial owners reside. This new method of delivery, which eliminates duplicate mailings, is referred to as "householding." We have been notified that certain brokers, banks and other intermediaries have elected to household the Company's Annual Report and proxy statement. Accordingly, beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company's Annual Report and this proxy statement.

    If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

    Beneficial owners who reside at a shared address at which a single copy of the Company's Annual Report and this proxy statement is delivered may obtain a separate Annual Report and/or proxy statement without charge by sending a written request to PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420, Attention: Investor Relations, or by calling the Company at (781) 795-4100. The Company will promptly deliver an Annual Report and/or proxy statement upon request.

    Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive separate Annual Reports and proxy statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

GENERAL

    The number of our directors is fixed from time to time by a majority of our Board of Directors, and all of our directors are elected at each annual meeting of stockholders. Currently, the number of directors has been fixed at seven directors, and there are no vacancies on the Board. Each director will hold office until the next annual meeting of stockholders and until the director's successor is duly elected and qualified, or until the director's earlier death, resignation or removal.

    Stockholders may withhold authority from the persons named in the enclosed proxy card to vote for the entire slate of directors as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, may withhold the authority to vote for any individual nominee. Instructions on the proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. If any nominee is unable to serve or for good reason will not serve as a director, shares voted by proxy for such nominee will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve.

    The names of the individuals nominated by your Board of Directors and presented for your consideration, their ages, the year in which they became directors of the Company and certain other information about them are set forth below. All of the nominees are incumbent directors. None of the corporations or other organizations referred to below with which a nominee for director has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Malcolm L. Gefter, Ph.D................  Malcolm L. Gefter, Ph.D. founded PRAECIS and has served as
Age 60                                   a director since July 1993, as Chairman of the Board since
                                         February 1994, as our Chief Executive Officer since
                                         July 1996 and as our President since July 1998. From
                                         July 1993 to July 1998, Dr. Gefter was also our Treasurer.
                                         Dr. Gefter has been a professor of biology at the
                                         Massachusetts Institute of Technology and is now professor emeritus. He has authored more than 200 original
                                         scientific papers. Dr. Gefter was a founder of ImmuLogic
                                         Pharmaceutical Corporation, and from 1987 to March 1997,
                                         served as Chairman of the Board of Directors at ImmuLogic.
                                         Dr. Gefter received his B.S. in Chemistry from the
                                         University of Maryland and his Ph.D. in Molecular Biology
                                         from Albert Einstein College of Medicine.

G. Leonard Baker, Jr...................  G. Leonard Baker, Jr. has served as a member of our Board
Age 59                                   of Directors since March 1994. Since 1974, Mr. Baker has
                                         been a Managing Director or General Partner of Sutter Hill
                                         Ventures, a venture capital firm. Mr. Baker also serves as a director of ThermaWave Inc. and a number of private
                                         companies.

Henry F. McCance.......................  Henry F. McCance has served as a member of our Board of
Age 59                                   Directors since December 1993. Mr. McCance has been
                                         employed at Greylock Management Corporation, a private
                                         venture capital group, since 1969, where he has been
                                         President since 1990 and Chairman of the Board since 1997.
                                         Mr. McCance is a general partner of several venture
                                         capital funds affiliated with Greylock.

                                       4
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
William R. Ringo.......................  William R. Ringo has served as a member of our Board of
Age 56                                   Directors since March 2001. Since March 2001, Mr. Ringo
                                         has been a privately employed health care consultant. From
                                         1973 until his retirement in March 2001, Mr. Ringo was
                                         employed at Eli Lilly and Company, a global pharmaceutical company. Mr. Ringo held a variety of positions at Eli
                                         Lilly and Company, most recently serving as the President
                                         of Oncology and Critical Care Products from 1999 to
                                         March 2001, as the President of Internal Medicine Products
                                         from 1998 to March 2001 and as a member of Eli Lilly's
                                         Corporate Operations Committee from 1995 to March 2001.
                                         From 1995 to 1997, Mr. Ringo served as the President of
                                         the Infectious Disease Business Unit. Prior to that time,
                                         Mr. Ringo held senior positions in the Sales and Marketing and Business Planning groups. Mr. Ringo also serves as a
                                         director of Suros Surgical Corporation, La Jolla
                                         Pharmaceutical Company, Texas Biotechnology Corporation
                                         and Community Hospitals of Indianapolis. In addition,
                                         Mr. Ringo is a Trustee of the Heart Hospital of Indiana
                                         and a member of the Burrill & Company Biotech Advisory
                                         Board.

David B. Sharrock......................  David B. Sharrock has served as a member of our Board of
Age 65                                   Directors since February 1994. Since 1994, Mr. Sharrock
                                         has been a privately employed business consultant. From
                                         1990 to 1994, Mr. Sharrock was Executive Vice President
                                         and Chief Operating Officer of Marion Merrell Dow Inc. and
                                         from 1988 to 1989, he was President and Chief Operating
                                         Officer of Merrell Dow Pharmaceuticals, Inc. Mr. Sharrock
                                         also serves as a director of Broadwing Inc., Interneuron
                                         Pharmaceuticals, Inc., Incara Pharmaceuticals Corporation
                                         and MGI Pharma, Inc.

Patrick J. Zenner......................  Patrick J. Zenner has served as a member of our Board of
Age 55                                   Directors since July 2001. In January 2001, Mr. Zenner
                                         retired from Hoffmann-La Roche Inc., North America, the
                                         prescription drug unit of the Roche Group, a leading
                                         research-based health care enterprise, where he served as
                                         President and Chief Executive Officer since 1993, and was
                                         a member of the global Pharmaceutical Executive Committee.
                                         Mr. Zenner joined Hoffman-La Roche Inc. as a sales
                                         representative in 1969 and subsequently held a series of
                                         marketing and business development posts that culminated
                                         in his being named Vice President and General Manager of
                                         Roche Laboratories in 1982. He later spent two and a half
                                         years with Roche Holding Ltd. as head of international
                                         pharmaceutical marketing, development and regulation. In
                                         1988, Mr. Zenner was elected to Hoffman-La Roche's
                                         Executive Committee and Board of Directors, and appointed
                                         Senior Vice President of the pharmaceutical division.
                                         Mr. Zenner also serves as a director of Dendrite
                                         International, Inc., Geron Corporation and Genta
                                         Incorporated.

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
Albert L. Zesiger......................  Albert L. Zesiger has served as a member of our Board of
Age 73                                   Directors since July 1996. Mr. Zesiger is a founding
                                         Principal of Zesiger Capital Group LLC, a global
                                         investment advisory firm started in 1995. Mr. Zesiger
                                         previously was with BEA Associates, an investment advisory firm where he started in 1968 and most recently was
                                         Managing Director from December 1990 to September 1995.
                                         Mr. Zesiger also serves as a director of Durect
                                         Corporation, Eos Biotechnology, Inc. and Hayes Medical
                                         Inc., and is the director of Asphalt Green, Inc., a
                                         non-profit corporation in New York City.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    Set forth below is certain information concerning non-director employees who currently serve as executive officers. Our executive officers serve at the discretion of the Board of Directors. There are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or affiliate of the Company.

    Kevin F. McLaughlin, age 45, has been our Chief Financial Officer since joining PRAECIS in September 1996. Since January 1997, he has also been our Secretary and since July 1998, he has been a Senior Vice President and our Treasurer. From September 1996 to July 1998, Mr. McLaughlin was one of our Vice Presidents. From March 1996 to August 1996, he was Vice President and Chief Financial Officer of Advanced Techcom, Inc., a privately-held communications company. From 1980 to 1996, he held senior level financial positions at Computervision Corporation and its predecessor Prime Computer, Inc., including Vice President, Treasurer and Director of Corporate Planning, where he was directly involved with financial, accounting and investor relations management, as well as public and private financing. Mr. McLaughlin received his B.S. in Accounting from Northeastern University and his MBA from Babson College.

    Marc B. Garnick, M.D., age 55, joined PRAECIS in April 1994 as our Executive Vice President and Chief Medical Officer. From 1987 to 1994, he was Vice President, Clinical Development at Genetics Institute, Inc., a biotechnology company. Dr. Garnick was a leader, as an academic physician, in the clinical development of Lupron as a treatment for hormonally responsive prostate cancer. He is on the faculty of the Harvard Medical School as a clinical professor of medicine and maintains a clinical practice at the Beth Israel Deaconess Medical Center, a teaching hospital of the Harvard Medical School. Dr. Garnick has written over 300 papers, four books and numerous articles. Dr. Garnick received his A.B. in Biology from Bowdoin College and his M.D. from the University of Pennsylvania School of Medicine. Dr. Garnick also serves as a director of Genome Therapeutics Corporation.

    James E. Vath, Ph.D., age 41, has been our Senior Vice President, Research since March 2002. Dr. Vath was our Vice President of Preclinical Research from January 2001 to March 2002 and from July 1999 to January 2001, was our Vice President of Analytical Chemistry. Prior to joining PRAECIS, from 1996 to 1999, Dr. Vath was employed by Millenium Pharmaceuticals, Inc., a biotechnology company, as Director of Proteomics and Protein Technologies from 1998 to 1999, and from 1996 to 1998 as a Senior Scientist. From 1994 to 1996, Dr. Vath was Lab Head/Principal Scientist for Genetics Institute, Inc., a biotechnology company, and from 1989 to 1994 served Genetics Institute as a Staff Scientist. Dr. Vath received his B.S. in Chemistry from Northeastern University and his Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology.

              BOARD ACTIONS; COMMITTEES OF THE BOARD OF DIRECTORS

    During 2001, our Board of Directors held six regular meetings, eleven special meetings and acted by unanimous written consent twice. Patrick J. Zenner was elected to the Board of Directors on July 12, 2001. Of the three regular and five special meetings held during the period of 2001 that Mr. Zenner was serving as a director of the Company, Mr. Zenner was unable to attend three of the special meetings held.

    The Board of Directors has designated two principal standing committees, the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee. The functions of the Audit and Compensation Committees and the number of meetings held in 2001 are described below.

    The Audit Committee, currently comprised of Messrs. Baker, McCance and Zesiger, each of whom we believe is independent under the applicable rules of the National Association of Securities Dealers, Inc., met twice during 2001.
Mr. Zesiger was unable to attend one of the two meetings held during 2001. The Audit Committee reviews our accounting policies and practices and financial reporting and internal control structures, recommends to the Board of Directors the appointment of independent auditors to audit our financial statements each year and confers with the auditors and our officers for purposes of reviewing our internal controls, accounting practices, financial structure and financial reporting. The Board of Directors has approved an Audit Committee Charter that sets forth in detail the duties and responsibilities of the Audit Committee. A copy of the Audit Committee Charter was annexed to the Company's proxy statement relating to its 2001 Annual Meeting of Stockholders. The report of the Audit Committee in respect of fiscal year 2001 is included elsewhere in this proxy statement.

    The Compensation Committee, currently comprised of Messrs. Ringo, Sharrock and Zenner, met six times during 2001. The Compensation Committee determines salaries, incentives and other forms of compensation for our executive officers and administers our Second Amended and Restated 1995 Stock Plan, Employee Stock Purchase Plan and Executive Management Bonus Plan. The report of the Compensation Committee on executive compensation is included elsewhere in this proxy statement.

                             DIRECTOR COMPENSATION

    We pay all non-employee directors, to the extent the internal policies of their respective organizations permit, an annual director's fee of $12,000, plus $1,000 for each regularly scheduled board meeting they attend. We also reimburse our directors for reasonable expenses in connection with attending board and committee meetings.

    Directors are eligible to receive stock options under our Second Amended and Restated 1995 Stock Plan. On March 15, 2001, in connection with William R. Ringo's election to the Board of Directors to fill an existing vacancy, we granted Mr. Ringo options under the Stock Plan to purchase 30,000 shares of Common Stock at an exercise price of $23.125 per share. On July 12, 2001, in connection with Patrick J. Zenner's election to the Board of Directors, we granted Mr. Zenner options under the Stock Plan to purchase 30,000 shares of Common Stock at an exercise price of $11.74 per share. These option grants vest and become exercisable in equal monthly installments over a three-year period from the date of grant so long as the individual continues to be a member of our Board of Directors.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information about the beneficial ownership of our Common Stock as of March 31, 2002, except as otherwise noted, by:

    - each named executive officer (as defined under the heading, "Summary Compensation Table");

    - each of our directors;

    - each person who is known by us to beneficially own more than five percent of our Common Stock; and

    - all of our executive officers and directors as a group.

    This information is based upon information received from or on behalf of the individuals or entities named below, except as otherwise noted. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420.

    We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 51,686,569 shares of Common Stock outstanding as of March 31, 2002.

    In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2002 were deemed to be outstanding. We did not deem such shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person. Asterisks indicate beneficial ownership of less than one percent.

                                                                               NUMBER OF
                                                                             SHARES SUBJECT
NAME AND ADDRESS OF BENEFICIAL OWNER                      NUMBER OF SHARES   TO OPTIONS (1)   PERCENT
------------------------------------                      ----------------   --------------   --------
A I M Management Group Inc (2)..........................     3,309,400                --         6.4%
  11 Greenway Plaza, Suite 100
  Houston, TX 77046

Welch Capital Partners, LLC (3).........................     4,010,660                --         7.8
  101 East 52nd Street, 31st Floor
  New York, NY 10022

Wellington Management Company, LLP (4)..................     3,057,100                --         5.9
  75 State Street
  Boston, MA 02109

Malcolm L. Gefter, Ph.D.................................       932,500           653,399         3.0

Kevin F. McLaughlin.....................................       102,000           271,148           *

Marc B. Garnick, M.D. (5)...............................       468,992           644,910         2.1

Dean A. Falb, Ph.D. (6).................................        42,502                --           *
  28 Swarthmore Road
  Wellesley, MA 02181

G. Leonard Baker, Jr. (7)...............................     1,155,639            24,999         2.3
  c/o Sutter Hill Ventures
  755 Page Mill Road, Suite A-200
  Palo Alto, CA 94304

Henry F. McCance........................................        70,270            24,999           *
  c/o Greylock Limited Partnership
  880 Winter Street
  Waltham, MA 02451

William R. Ringo........................................           600            11,666           *
  4906 Deer Ridge Drive,
  North Carmel, IN 46033

David B. Sharrock.......................................        63,750            36,249           *
  1011 Barcamil Way
  Naples, FL 34110

Patrick J. Zenner.......................................            --             8,333           *
  853 Ramapo Way
  Westfield, NJ 07090

Albert L. Zesiger (8)...................................     2,486,000                --         4.8
  c/o Zesiger Capital Group LLC
  320 Park Avenue
  New York, NY 10022

All directors and executive officers as a group (11          5,324,665         1,745,703        13.2
  persons)..............................................

------------------------

(1) Reflects the number of shares issuable upon the exercise of options exercisable within 60 days of March 31, 2002.

(2) The number of shares beneficially owned is based upon information reported on a Schedule 13G filed by A I M Management Group Inc. with the Securities and Exchange Commission on February 6, 2002.

(3) The number of shares beneficially owned is based upon information reported on a Schedule 13G filed by Welch Capital Partners, LLC with the Securities and Exchange Commission on February 13, 2002.

(4) According to a Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 12, 2002, the listed shares are owned of record by clients of Wellington Management Company, LLP, as to which Wellington Management Company, LLP has shared voting power with respect to 2,742,700 shares and shared investment power with respect to 3,057,100 shares.

(5) Includes 31,940 shares of Common Stock held by the Garnick Family 1999 Grantor Retained Annuity Trust, of which Dr. Garnick is the trustee.

(6) Includes 24,000 shares of Common Stock held by the Falb Family Trust, of which Dr. Falb is the trustee. Effective as of the close of business on December 31, 2001, Dr. Falb ceased to be an employee of the Company. Accordingly, all unvested options were cancelled as of that date. Options that were vested as of December 31, 2001 were exercisable until March 31, 2002. Any vested options that were not exercised by Dr. Falb on or before March 31, 2002 expired on that date.

(7) Includes 788,596 shares of Common Stock held by Sutter Hill Ventures and affiliated entities, as to which Mr. Baker, a member of our Board of Directors and a managing director of the general partner of Sutter Hill Ventures, shares voting and investment power with six other managing directors of the general partner of Sutter Hill Ventures, and also includes shares of Common Stock held by Mr. Baker and his related family entities. Mr. Baker disclaims beneficial ownership of the shares of Common Stock held by Sutter Hill Ventures and the other affiliated entities, except to the extent of his proportionate partnership interest therein.

(8) Includes 2,365,000 shares of Common Stock held in accounts managed for various parties by Zesiger Capital Group LLC, an investment advisor, for which Mr. Zesiger, a member of our Board of Directors, is a principal.
    Mr. Zesiger, in his capacity as managing director, has voting and investment power with respect to these shares but disclaims beneficial ownership with respect thereto. Also includes 43,000 shares held by Mr. Zesiger's wife, as to which Mr. Zesiger disclaims beneficial ownership.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and stockholders who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during or in respect of the fiscal year ended December 31, 2001, the Company is not aware of any director or executive officer who has not timely filed reports required by
Section 16(a) of the Exchange Act during or in respect of such fiscal year, except for the inadvertent late reporting by William R. Ringo of one sale of Common Stock and one purchase of Common Stock during November 2001. These transactions were reported on a Form 4 for the month of November 2001, which was filed with the Securities and Exchange Commission in January 2002.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation earned, including salary, bonuses, stock options and other compensation during the fiscal years ended December 31, 2001, 2000 and 1999 by Malcolm L. Gefter, Ph.D., our chief executive officer, and each of our three other executive officers as of December 31, 2001. We may refer to these officers as our "named executive officers" in other parts of this proxy statement.

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                        ------------
                                                                  ANNUAL COMPENSATION    SECURITIES
                                                                  -------------------    UNDERLYING
NAME AND POSITION(S)                                     YEAR      SALARY     BONUS       OPTIONS
--------------------                                   --------   --------   --------   ------------
Malcolm L. Gefter, Ph.D..............................    2001     $345,313   $110,000      39,286(1)
  Chairman of the Board, Chief Executive Officer and     2000      325,000    105,000     502,308(2)
  President                                              1999      297,675    104,177     153,080(3)

Kevin F. McLaughlin..................................    2001      217,294     40,000      20,195(4)
  Chief Financial Officer, Senior Vice President,        2000      204,300     29,400       7,646(5)
  Treasurer and Secretary............................    1999      187,425     32,785     146,970(6)

Marc B. Garnick, M.D.................................    2001      288,221     42,000      20,455(7)
  Executive Vice President and Chief Medical Officer     2000      272,500     42,000     150,923(8)
                                                         1999      250,000     26,190      60,780(9)

Dean A. Falb, Ph.D. (10).............................    2001      217,340         --         7,000
  Senior Vice President, Research                        2000      205,485         --         4,000
                                                         1999      168,692         --        70,000

------------------------

(1) Includes options to purchase 14,286 shares of Common Stock granted on January 24, 2002 in connection with a bonus earned in 2001 and excludes options to purchase 2,308 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000, in each case awarded under our Executive Management Bonus Plan. Excludes 200,000 shares of Common Stock underlying an option which was restored to Dr. Gefter, and the shares returned to the Company, in 2001 as part of the rescission of the exercise of such option in 2001.

(2) Includes options to purchase 2,308 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000 and excludes options to purchase 3,080 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999, in each case awarded under our Executive Management Bonus Plan.

(3) Includes options to purchase 3,080 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999 and excludes options to purchase 10,400 shares of Common Stock granted on January 6, 1999 in connection with a bonus earned in 1998, in each case awarded under our Executive Management Bonus Plan.

(4) Includes options to purchase 5,195 shares of Common Stock granted on January 24, 2002 in connection with a bonus earned in 2001 and excludes options to purchase 646 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000, in each case awarded under our Executive Management Bonus Plan.

(5) Includes options to purchase 646 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000 and excludes options to purchase 970 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999, in each case awarded under our Executive Management Bonus Plan.

(6) Includes options to purchase 970 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999 and excludes options to purchase 2,900 shares of Common Stock granted on January 6, 1999 in connection with a bonus earned in 1998, in each case awarded under our Executive Management Bonus Plan.

(7) Includes options to purchase 5,455 shares of Common Stock granted on January 24, 2002 in connection with a bonus earned in 2001 and excludes options to purchase 923 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000, in each case awarded under our Executive Management Bonus Plan.

(8) Includes options to purchase 923 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000 and excludes options to purchase 780 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999, in each case awarded under our Executive Management Bonus Plan.

(9) Includes options to purchase 780 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999 under our Executive Management Bonus Plan.

(10) Effective as of the close of business on December 31, 2001, Dr. Falb ceased to be an employee of the Company.

OPTION GRANTS IN FISCAL 2001

    The following table shows information regarding options we granted to the named executive officers under our Second Amended and Restated 1995 Stock Plan during the year ended December 31, 2001. We have never granted any stock appreciation rights. The maximum term of each option granted is ten years from the date of grant, subject to earlier termination in the event of resignation or termination of employment. The percentage of the total options granted to employees in 2001 shown in the table below is based on options to purchase an aggregate of 907,861 shares of Common Stock granted to our employees, directors and consultants during the year. The exercise price of each option is equal to the fair market value of the Common Stock on the date of grant as determined by the Compensation Committee of our Board of Directors.

    The potential realizable values are net of the exercise prices and before taxes associated with the exercise, and are based on the assumption that our Common Stock appreciates at the annual rate shown from the date of the grant until the expiration of the ten-year option term. We have calculated these numbers based on the rules of the Securities and Exchange Commission, and they do not represent our estimate or projection of future Common Stock prices. The amounts reflected in the table may not necessarily be achieved. The actual amount the executive officer may realize will depend upon the extent to which the stock price exceeds the exercise price of the options on the exercise date.

                                               INDIVIDUAL GRANTS
                              ----------------------------------------------------
                                               PERCENT OF                               POTENTIAL REALIZABLE VALUE
                                                 TOTAL                                   AT ASSUMED ANNUAL RATES
                               NUMBER OF        OPTIONS                                       OF STOCK PRICE
                              SECURITIES       GRANTED TO                                      APPRECIATION
                              UNDERLYING       EMPLOYEES    EXERCISE                         FOR OPTION TERM
                                OPTIONS        IN FISCAL    PRICE PER   EXPIRATION      --------------------------
NAME                          GRANTED (1)         YEAR        SHARE        DATE             5%             10%
----                          -----------      ----------   ---------   ----------      ----------      ----------
Malcolm L. Gefter, Ph.D.....    25,000(2)         4.3%       $11.74       7/12/11        $184,580        $467,763
                                14,286(3)                      4.95       1/24/12          44,473         112,703

Kevin F. McLaughlin.........    15,000(2)         2.2         11.74       7/12/11         110,748         280,658
                                 5,195(3)                      4.95       1/24/12          16,172          40,983

Marc B. Garnick, M.D........    15,000(2)         2.3         11.74       7/12/11         110,748         280,658
                                 5,455(3)                      4.95       1/24/12          16,982          43,035

Dean A. Falb, Ph.D..........     7,000(2)(4)      0.8         11.74       3/31/02(4)           --(4)           --(4)

------------------------

(1) Excludes options to purchase 2,308 shares, 646 shares and 923 shares granted to Messrs. Gefter, McLaughlin and Garnick, respectively, in January 2001 in connection with bonus awards earned by them in 2000 under our Executive Management Bonus Plan. Also excludes 200,000 shares of Common Stock underlying an option which was restored to Dr. Gefter, and the shares returned to the Company, in 2001 as part of the rescission of the exercise of such option in 2001.

(2) These options vest and become exercisable over a five-year period so long as the optionee remains employed by the Company. Options with respect to 20% of the shares vest and become exercisable on July 12, 2002 if the optionee is then employed by the Company, and options with respect to the remaining shares vest and become exercisable in equal monthly installments thereafter. Because Dr. Falb ceased to be an employee of the Company on December 31, 2001, none of these options granted to Dr. Falb vested.

(3) Represents options granted in January 2002 in connection with bonus awards earned in 2001 under our Executive Management Bonus Plan. These options were fully vested and exercisable on the date of grant.

(4) Options granted by the Company generally expire ten years from the date of grant. However, the option granted to Dr. Falb expired, by its terms, on March 31, 2002 because Dr. Falb ceased to be an employee of the Company on December 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT
  DECEMBER 31, 2001

    The following table provides information concerning option exercises by the named executive officers during the year ended December 31, 2001 and the number and value of unexercised options held by the named executive officers at December 31, 2001. The value realized on option exercises is calculated based on the fair market value per share of Common Stock on the date of exercise less the applicable exercise price.

    The value of unexercised in-the-money options held at December 31, 2001 represents the total gain which the option holder would realize if he exercised all of the in-the-money options held at December 31, 2001, and is determined by multiplying the number of shares of Common Stock underlying the options by the difference between $5.82, which was the closing price per share of our Common Stock on the Nasdaq National Market on December 31, 2001, and the applicable per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                         OPTIONS AT               IN-THE-MONEY OPTIONS
                                        SHARES                        DECEMBER 31, 2001           AT DECEMBER 31, 2001
                                      ACQUIRED ON     VALUE      ---------------------------   ---------------------------
NAME                                   EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  -----------   ----------   -----------   -------------   -----------   -------------
Malcolm L. Gefter, Ph.D.............    200,000(1)  $3,840,417     755,775(1)     975,015      $3,321,466(1)  $2,238,671

Kevin F. McLaughlin.................     60,000        311,750     252,395        143,121       1,139,727             --

Marc B. Garnick, M.D................     57,565        756,003     613,411        213,965       1,249,994        197,832

Dean A. Falb, Ph.D..................     62,500        364,975     146,749(2)          --(2)      254,199(2)          --(2)

------------------------------

(1) Excludes 200,000 shares of Common Stock underlying an option which was restored to Dr. Gefter, and the shares returned to the Company, in 2001 as part of the rescission of the exercise of such option in 2001.

(2) Effective as of the close of business on December 31, 2001, Dr. Falb ceased to be an employee of the Company. Accordingly, all unvested options were cancelled as of that date. Options that were vested as of December 31, 2001 were exercisable until March 31, 2002. Any vested options that were not exercised by Dr. Falb on or before March 31, 2002 expired on that date.

EMPLOYMENT AGREEMENTS/CHANGE OF CONTROL ARRANGEMENTS

    None of our named executive officers has an employment agreement, although all of our executive officers have entered into agreements that contain non-disclosure and non-solicitation restrictions and covenants.

    On November 1, 2000, the Compensation Committee of the Board of Directors approved a grant to Malcolm L. Gefter, Ph.D., our Chairman, Chief Executive Officer and President, of options to purchase 500,000 shares of our Common Stock, at an exercise price of $25.38 per share. These options vest and become exercisable in equal monthly installments over an eight-year period, with the first installment vesting on December 1, 2000. However, these options will automatically become fully vested and exercisable immediately prior to the consummation of an acquisition of the Company if Dr. Gefter is employed by us at that time.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other entity, nor has any such interlocking relationship existed in the past.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is comprised of William
R. Ringo, David B. Sharrock and Patrick J. Zenner, each of whom the Company believes is a "Non-Employee Director" within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for the Company's executive officers and administering our Second Amended and Restated 1995 Stock Plan, Executive Management Bonus Plan and Employee Stock Purchase Plan. The Compensation Committee met six times during fiscal year 2001 to review executive compensation policies, incentive compensation programs and individual salaries and awards for executive officers. The purpose of this report is to inform stockholders of the Company's compensation policies for its executive officers and the rationale for the compensation paid to executive officers in respect of 2001.

COMPENSATION PHILOSOPHY

    The general philosophy of the Company's compensation program is to align compensation with business objectives and performance. The Company's compensation policies are intended to attract, motivate, reward and retain highly qualified executives and other key employees for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. Key elements of this philosophy include:

    - salaries that are competitive with other leading biotechnology companies with which the Company competes for talent, determined through the comparison of the Company's pay practices with these companies and the establishment of salary parameters based on this review; and

    - significant equity-based incentives for executive officers and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

    The Company's executive compensation consists of three key components: base salary, annual bonus awards and stock incentives. Each of these components is intended to complement the others, and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to these three components, including the bases for the compensation awarded to Malcolm L. Gefter, Ph.D., the Company's Chief Executive Officer, are discussed below.

EXECUTIVE COMPENSATION

BASE SALARY

    The Compensation Committee reviews annually the Chief Executive Officer's base salary and the Chief Executive Officer's recommendation with regard to the base salaries of the other executive officers. When reviewing salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee's objective is to set executive compensation at competitive levels when compared to leading companies in the biotechnology industry.

EXECUTIVE MANAGEMENT BONUS PLAN

    The Company established the Executive Management Bonus Plan to reward participants, currently limited to the Company's Chief Executive Officer, Chief Financial Officer and Chief Medical Officer, for their contributions to the achievement of corporate performance goals. Each year the

Compensation Committee or the Board of Directors approves both the performance measures selected and the specific financial targets used under the Bonus Plan. The Compensation Committee believes these goals will drive the future success of the Company's business and will enhance stockholder value. The amount of each award is directly related to performance. The amount each participant may be awarded is directly dependent upon the individual's position, responsibility and ability to affect the Company's financial success. The target award value for 2001, as a percentage of base salary, was 50% for the Chief Executive Officer, 25% for the Chief Financial Officer and 30% for the Chief Medical Officer. The target award values for 2001 were consistent with those set for 2000.

    A mandatory portion of each award granted under the Bonus Plan is in the form of incentive stock options for a number of shares of Common Stock determined by multiplying 30% of the total value of the award by 1.50 and dividing that product by the per share exercise price of the options. The remainder of each award is deemed to have an award value equal to 70% of the total award value and is granted in the form of cash or stock options to the extent elected by the participant, with the number of shares of Common Stock subject to stock options so elected determined by applying the same multiplier as described above, based upon each participant's annual election. Stock options awarded in accordance with the Bonus Plan are granted under the Company's Second Amended and Restated 1995 Stock Plan, are intended to be incentive stock options to the extent possible and are fully vested immediately upon grant.

    The base salary paid and bonuses awarded to the executive officers of the Company for 2001 are shown in the Summary Compensation Table appearing on page 11.

STOCK OPTIONS

    The Company's Second Amended and Restated 1995 Stock Plan was established to provide all of the Company's employees with an opportunity to share, along with the Company's stockholders, in the long-term performance of the Company. Stock options only have value to the employee if the market price of the Common Stock appreciates in value from the date the stock options are granted. Stockholders also benefit from such stock price appreciation.

    Grants of stock options are generally made upon commencement of employment, with additional grants being made periodically to eligible employees, and, occasionally, following a significant change in job responsibility, scope or title. Stock options granted under the Stock Plan generally have vesting schedules of five years and expire ten years from the date of grant. The exercise price of options granted under the Stock Plan is usually 100% of fair market value of the Common Stock on the date of grant.

    The Compensation Committee periodically reviews the vesting status and number of options held by the Company's executive officers to determine if additional grants are appropriate to maintain long-term incentives for Company growth. The options awarded to the executive officers of the Company in fiscal year 2001 are shown in the Option Grants in Fiscal 2001 table appearing on page 13.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Malcolm L. Gefter's base salary for fiscal year 2001 was $345,313, and he received a bonus under the Executive Management Bonus Plan consisting of $110,000 in cash and fully vested options to purchase 14,286 shares of Common Stock, at an exercise price of $4.95 per share. In 2001, the Compensation Committee also granted Dr. Gefter options to purchase 25,000 shares of Common Stock, at an exercise price of $11.74 per share. These options vest and become exercisable over a five-year period so long as Dr. Gefter remains employed, with vesting as to 20% of the shares occurring on July 12, 2002 if he is then employed, and as to the remaining shares in equal monthly installments thereafter so long as he remains employed.

    In evaluating Dr. Gefter's performance and in setting his 2001 salary level, as well as his target award value for 2001 as a percentage of his base salary for purposes of his bonus under the Executive Management Bonus Plan, the Compensation Committee considered the factors described above for all executive officers and primarily focused on the Company's achievement of its financial goals and its continued efforts to advance its research and development programs. The purpose of the option grant to Dr. Gefter in 2001 was to maintain long-term incentives for Dr. Gefter to continue to contribute to the growth of the Company and enhance stockholder value. For fiscal year 2002, the Compensation Committee will evaluate Dr. Gefter's compensation consistent with the factors described above for all executive officers.

POLICY ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that may be deducted by a public company in any tax year with respect to the company's chief executive officer and four next highest compensated executive officers. This limit does not apply, however, to performance-based compensation, as long as certain conditions are satisfied.

    The Compensation Committee believes that stock options or other compensation previously granted under the Stock Plan satisfy the conditions necessary to qualify such compensation as performance-based compensation permitted to be excluded from the $1,000,000 compensation deduction limitation in accordance with the Internal Revenue Code and related regulations. The Compensation Committee's general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE:

    William R. Ringo
    David B. Sharrock
    Patrick J. Zenner

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since the beginning of 2001, we have granted options to some of our directors and executive officers under our Second Amended and Restated 1995 Stock Plan. Please refer to the information under the headings "Option Grants in Fiscal 2001" and "Stock Ownership of Certain Beneficial Owners and Management."

    In September 2001, Dean A. Falb, Ph.D., who at the time was serving as the Company's Senior Vice President of Research, entered into a full recourse secured promissory note and security agreement in favor of the Company in connection with a loan from the Company to Dr. Falb of $366,000. The loan was advanced by the Company solely for the purpose of Dr. Falb paying the outstanding balance of (plus accrued interest on) a margin loan advanced by Salomon Smith Barney Inc. to Dr. Falb, thereby preventing the forced sale by Salomon Smith Barney of the shares of Common Stock held in Dr. Falb's margin account. The note was secured by 92,502 shares of Common Stock held by Dr. Falb, together with any shares of Common Stock issued in connection with the exercise from time to time of options held by Dr. Falb. The note accrued interest at prime plus .50% and was due and payable in 2004. Under the terms of the note, upon Dr. Falb's departure from the Company on December 31, 2001, all amounts outstanding under the note, together with accrued interest thereon, became immediately due and payable. The note was paid in full and cancelled on December 31, 2001.

    On October 3, 2001, Malcolm L. Gefter, Ph.D., the Company's Chairman, Chief Executive Officer and President, exercised an option to purchase 200,000 shares of Common Stock at an exercise price of $0.27 per share. On November 30, 2001, this option exercise was rescinded, and accordingly, Dr. Gefter returned to the Company the 200,000 shares of Common Stock acquired upon the exercise of the option, the Company returned to Dr. Gefter the option exercise price and the option to purchase 200,000 shares of Common Stock was restored without altering any of its original terms.

    In November 2001, the Company entered into an agreement with Barnard Associates, Inc., a healthcare consulting firm, whereby Barnard Associates has agreed to provide strategic and operational consulting services to the Company. William R. Ringo, a director of the Company, works as an independent contractor for Barnard Associates and is providing consulting services to the Company pursuant to the terms of this consulting agreement. The term of the agreement is four months, with a fixed fee to be paid to Barnard Associates of $25,000 per month plus expenses. Mr. Ringo received $50,000 from Barnard Associates in connection with these services

    All of the foregoing transactions were approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors. We believe the foregoing transactions were on terms no less favorable to us than terms we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors, principal stockholders and their affiliates, are approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph shows the total stockholder return of an initial investment of $100 in cash on April 27, 2000, the date our Common Stock began to trade on the Nasdaq National Market, through December 31, 2001 for (i) our Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Pharmaceutical Index. The starting point for our Common Stock represents the actual initial public offering price of $10.00 per share. All values assume reinvestment of the full amount of all dividends, if any. The performance shown is not necessarily indicative of future performance.

            COMPARISON OF TWENTY MONTH CUMULATIVE TOTAL RETURN AMONG
                     PRAECIS PHARMACEUTICALS INCORPORATED,
    THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ PHARMACEUTICAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                                      4/27/00  12/29/00  12/31/01
PRAECIS PHARMACEUTICALS INCORPORATED      100     292.5      58.2
NASDAQ STOCK MARKET (U.S.) INDEX          100     65.19     51.73
NASDAQ PHARMACEUTICAL INDEX               100     124.3    105.93

                                 PROPOSAL NO. 2
                              AMEND THE COMPANY'S
                  SECOND AMENDED AND RESTATED 1995 STOCK PLAN

    In this proposal, you are being asked to approve the Company's Second Amended and Restated 1995 Stock Plan, as amended to increase by 3,000,000 the number of shares of Common Stock authorized for issuance under the Stock Plan. We are seeking stockholder approval of the Stock Plan, as amended, to:

    - increase by 3,000,000 the number of shares of Common Stock authorized for issuance under the Stock Plan; and

    - permit the continued eligibility of the Stock Plan under Section 162(m) of the Internal Revenue Code, as further described below.

AMENDMENT TO THE STOCK PLAN

    As of March 31, 2002, 1,090,199 shares of Common Stock remained available for issuance under the Stock Plan. The Board of Directors believes that increasing the number of shares of Common Stock reserved for issuance under the Stock Plan enhances our flexibility in connection with providing long-term equity incentives to better enable the Company to retain and motivate our current employees. In addition, the Board believes that this amendment will help the Company successfully compete for qualified employees, officers and directors in an environment of competitive hiring by providing them with an ownership interest in the Company. Accordingly, the Board approved an amendment to the Stock Plan, which if our stockholders approve this Proposal No. 2, will increase the number of shares of Common Stock authorized for issuance under the Stock Plan from 11,375,000 to 14,375,000.

APPROVAL OF THE STOCK PLAN UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that may be deducted by a public company in any tax year with respect to the company's chief executive officer and four next highest compensated executive officers. This limit does not apply, however, to performance-based compensation, as long as certain conditions are satisfied. One such condition is that any plan under which performance-based compensation is granted must be approved by the company's stockholders. Accordingly, in order to permit the Company to deduct certain compensation expenses, the Stock Plan, as amended, must be approved by our stockholders.

    The Company believes that stock options or other compensation granted under the Stock Plan as currently in effect satisfy the conditions necessary to qualify such compensation as performance-based compensation permitted to be excluded from the $1,000,000 compensation deduction limitation in accordance with the Internal Revenue Code and related regulations. In addition, if this Proposal No. 2 is approved by our stockholders, the Company believes that stock options or other compensation to be granted under the Stock Plan, as amended, will qualify as performance-based compensation permitted to be excluded from the $1,000,000 compensation deduction limitation.

    If this Proposal No. 2 is not approved by our stockholders, the Stock Plan will continue to be in effect in its current form and the number of shares of Common Stock that may be issued under the Stock Plan will remain at 11,375,000 shares. If this Proposal No. 2 is not approved, the Company believes that stock options or other awards granted prior to December 31, 2003 under the Stock Plan will qualify or continue to qualify as performance-based compensation. However, if this Proposal No. 2 is not approved, stock options or other awards granted under the Stock Plan after December 31, 2003 may not be deductible by the Company under Section 162(m) of the Internal Revenue Code, which may increase our costs.

    The text of the Stock Plan, together with Amendment No. 1 thereto, is set forth as Appendix A to this proxy statement. In addition, the material features of the Stock Plan, as amended, are described below. The following description is intended to be a summary, and does not purport to be a complete statement, of the principal terms of the Stock Plan. Accordingly, this summary is qualified in its entirety by reference to Appendix A.

MATERIAL FEATURES OF THE SECOND AMENDED AND RESTATED 1995 STOCK PLAN

    Our Board of Directors and our stockholders approved and adopted the Second Amended and Restated 1995 Stock Plan in February 2000, which became effective upon the closing of our initial public offering in May 2000, and under which 11,375,000 shares of Common Stock were authorized and reserved for issuance. As of March 31, 2002, 1,090,199 shares of Common Stock remained available for issuance under the Stock Plan. The purpose of the Stock Plan is to provide a flexible, long-term vehicle to attract, retain and motivate officers, directors, employees and consultants. By providing equity ownership opportunities in the Company, the Stock Plan is intended to better align the interests of officers, directors, employees and consultants with those of our stockholders and thereby enhance our performance and profitability.

    The Compensation Committee of the Board of Directors administers the Stock Plan. Under the terms of the Stock Plan, the Compensation Committee may grant incentive stock options, non-qualified stock options, awards of Common Stock and opportunities to make direct purchases of Common Stock, to employees, directors and consultants of the Company or any of our current or future subsidiaries, provided that the Committee may only grant incentive stock options to persons who are employees at the time of the grant. As of March 31, 2002, approximately 131 employees, six non-employee directors and 4 consultants were eligible to participate in the Stock Plan.

    The Stock Plan limits the number of shares of Common Stock, including Common Stock underlying stock options, awards of Common Stock or shares of Common Stock permitted to be directly purchased, to an aggregate of 50% of the total number of shares of Common Stock authorized to be issued under the Stock Plan.

    Under the Stock Plan, the exercise price per share of Common Stock:

    - for non-qualified options must be no less than par value per share of Common Stock on the date of grant;

    - for incentive stock options must be no less than the fair market value per share of Common Stock on the date of the grant; and

    - for incentive stock options granted to an employee owning more than 10% of the total combined voting power of all classes of our capital stock, or of any related company, must not be less than 110% of the fair market value per share of the Common Stock on the date of the grant.

    Initially, each incentive stock option granted is exercisable over a period determined by the Compensation Committee in its discretion, not to exceed ten years from the date of grant as required by the Internal Revenue Code. In addition, the exercise period for an incentive stock option may not exceed five years from the date of grant if the option is granted to an individual who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of our stock. The Compensation Committee generally has the right to accelerate the exercisability of any options granted under the Stock Plan which would otherwise be unexercisable. Upon any consolidation or merger, the board of directors of any entity assuming our obligations under the Stock Plan may make equitable adjustments to the options granted under the Stock Plan, accelerate the exercisability of those options or terminate them in exchange for a cash payment.

    The Stock Plan expires on January 5, 2005, except as to options or awards outstanding on that date. The Board of Directors may terminate or amend the Stock Plan at any time, but only if the amendment or termination would not adversely affect a participant's rights under any stock option or other award previously granted under the Stock Plan. In addition, if stockholder approval of any amendment is required to comply with law, then the amendment will not be not effective without the required stockholder approval.

    The Board of Directors will not, without the prior approval of the Company's stockholders, amend any stock option or other award outstanding under the Plan to reduce the exercise price of such stock option or award (other than ordinary course equitable adjustments made in connection with transactions affecting the Common Stock). The Board also will not, without prior stockholder approval, cancel any stock option or other award outstanding under the Plan and then subsequently regrant to the affected participant the same stock option or award with a lower exercise price.

    As of March 31, 2002, the aggregate market value of the total number of shares of Common Stock underlying all options, either granted or available for grant under the Stock Plan, was $74,750,000. This aggregate market value assumes that this Proposal No. 2 is approved and a total of 14,375,000 shares of Common Stock may be issued under the Stock Plan.

    The following table sets forth as of March 31, 2002, the aggregate number of shares of Common Stock underlying options granted under the Stock Plan, whether or not such options have been exercised, for the individuals or groups identified below:

                                                             NUMBER OF SHARES OF
                                                                COMMON STOCK
                                                             UNDERLYING OPTIONS
NAME OR GROUP                                                      GRANTED
-------------                                                -------------------
Malcolm L. Gefter, Ph.D....................................       1,960,076
Kevin F. McLaughlin........................................         542,711
Marc B. Garnick, M.D.......................................       1,506,830
Dean A. Falb, Ph.D. (1)....................................         456,002
All executive officers as a group..........................       4,618,952
All directors who are not executive officers as a group....         172,500
All employees other than executive officers................       3,379,984

------------------------

(1) Effective as of the close of business on December 31, 2001, Dr. Falb ceased to be an employee of the Company. Accordingly, all unvested options were cancelled as of that date. Options that were vested as of December 31, 2001 were exercisable until March 31, 2002. Any vested options that were not exercised by Dr. Falb on or before March 31, 2002 expired on that date.

FEDERAL INCOME TAX CONSEQUENCES OF THE SECOND AMENDED AND RESTATED 1995 STOCK
  PLAN

    Certain relevant federal income tax effects applicable to options and other awards which have been or are expected to be made under the Stock Plan are described below. The following description is only a summary, and reference is made to the Internal Revenue Code and the regulations promulgated thereunder for a complete statement of all relevant federal tax provisions.

NON-QUALIFIED STOCK OPTIONS

    An optionee generally will not be taxed upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option exercise price. We will generally be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income. If shares acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss, depending upon the length of time such shares were held by the optionee.

INCENTIVE STOCK OPTIONS

    An optionee will not be in receipt of taxable income upon the grant or exercise of an incentive stock option. If stock acquired pursuant to the timely exercise of an incentive stock option is later disposed of, the optionee will, except as noted below, recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, we will not be entitled to any federal income tax deduction in connection with either the exercise of the incentive stock option or the sale of such stock by the optionee. Exercise of an incentive stock option will be timely if made during its term and if the optionee remains our employee at all times during the period beginning on the date of grant of the incentive stock option and ending on the date 90 days before the date of exercise (or
180 days before the date of exercise in the case of a disabled optionee). If, however, stock acquired pursuant to the exercise of an incentive stock option is disposed of by the optionee prior to the expiration of two years from the date of grant of the incentive stock option or within one year from the date such stock is transferred to the optionee upon exercise, known as a disqualifying disposition, any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition at ordinary income rates. In such case, we may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income.

STOCK AWARDS

    A plan participant generally will not be taxed upon the grant of an award of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the stock at the time the shares are no longer subject to a substantial risk of forfeiture (less any amounts paid by the participant). We will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income. However, a participant may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time (less any amounts paid by the participant), notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. We will be entitled to a tax deduction at the time when, and to the extent that, income is recognized by such participant. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and we will be deemed to recognize ordinary income equal to the amount of the deduction allowed to us at the time of the election in respect of such forfeited shares.

OTHER TAX CONSIDERATIONS

    Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise to "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code. To the extent that any grant, acceleration or enhancement gives rise to an "excess parachute payment," the amount deemed to be an "excess parachute payment" will not be deductible by the Company, and the participant will be subject to a 20% excise tax.

    State tax consequences may in some cases differ from the federal tax consequences. In addition, awards under the Stock Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in consequences different from those described above. The foregoing summary of the income tax consequences in respect of the Stock Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

APPROVAL OF THE SECOND AMENDED AND RESTATED 1995 STOCK PLAN, AS AMENDED

    On March 14, 2002, the Board of Directors approved an amendment to the Second Amended and Restated 1995 Stock Plan to increase by 3,000,000 the number of shares of Common Stock reserved for issuance under the plan, subject to stockholder approval of the Stock Plan, as amended by such amendment. As of March 31, 2002, 1,090,199 shares remained available for issuance under the Stock Plan. As described above, the proposed amendment will not affect any other terms of the Stock Plan. The Board believes that this amendment will better enable the Company to retain and motivate its current employees and successfully compete for qualified personnel in an environment of competitive hiring.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2 TO APPROVE THE COMPANY'S SECOND AMENDED AND RESTATED 1995 STOCK PLAN, AS AMENDED TO INCREASE BY 3,000,000 THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee has the responsibility and authority described in the Audit Committee Charter, which has been approved by the Board of Directors. A copy of the Audit Committee Charter was annexed to the Company's proxy statement relating to the 2001 Annual Meeting of Stockholders. The Audit Committee's functions include reviewing the Company's accounting policies and practices and financial reporting and internal control structures, recommending to the Board of Directors the appointment of independent auditors to audit the Company's financial statements each year and conferring with the auditors and the Company's officers for purposes of reviewing the Company's internal controls, accounting practices, financial structure and financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

    In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with Ernst & Young LLP, the Company's independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter required by Independence Standards Board No. 1, as modified or supplemented, has discussed with Ernst & Young LLP its independence from management and the Company and has considered the compatibility of non-audit services performed for the Company by Ernst & Young LLP with Ernst & Young LLP's independence as auditors.

    The Audit Committee met with Ernst & Young LLP to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held two formal meetings during fiscal year 2001. In addition, at least a majority of the Audit Committee members were present at meetings of the Board of Directors during fiscal year 2001 at which the Company's management reviewed the Company's quarterly financial results and other financial information.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission, and the Board of Directors approved such inclusion. The Audit Committee also recommended to the Board of Directors that Ernst & Young LLP be appointed as the Company's independent auditors for fiscal year 2002.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE:

    G. Leonard Baker, Jr.
    Henry F. McCance
    Albert L. Zesiger

                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Audit Committee has recommended to the Board of Directors, and the Board has approved, the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002. Ernst & Young LLP has audited the Company's consolidated financial statements since the Company's inception in 1993.

AUDIT FEES

    Ernst & Young LLP billed the Company for aggregate fees of $102,500 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of fiscal year 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The Company did not engage Ernst & Young LLP in fiscal year 2001 to perform any services for financial information systems design or implementation.

ALL OTHER FEES

    Ernst & Young LLP billed the Company for aggregate fees of $89,600 for professional services rendered in fiscal year 2001 other than audit services and review of quarterly reports. These fees resulted primarily from services rendered for the preparation and review of the Company's fiscal year 2000 tax returns, review of the Company's registration statements prepared in connection with its follow-on public offering and other documents filed with the Securities and Exchange Commission during fiscal year 2001 pursuant to the Company's reporting requirements. The Audit Committee of the Board of Directors considered these activities to be compatible with the maintenance of Ernst & Young LLP's independence.

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

    The Board of Directors has directed that the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002 be submitted for ratification by the stockholders at the annual meeting. Stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002 is not required by the Company's Second Amended and Restated By-Laws or otherwise, but is being pursued as a matter of good corporate practice. If stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002, the Board of Directors will consider the matter at its next meeting.

    It is anticipated that one or more representatives of Ernst & Young LLP will be present at the annual meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from stockholders who are present.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002.

                          OTHER MATTERS; ADJOURNMENTS

    The Board of Directors knows of no other items of business to be brought before the annual meeting other than as described above. If any other items of business should properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with regard to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

                             STOCKHOLDER PROPOSALS

    Under the rules and regulations of the Securities and Exchange Commission, to be eligible for inclusion in our proxy statement for our 2003 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than December 24, 2002 and must otherwise satisfy the conditions established by the Securities and Exchange Commission for such inclusion.

    In accordance with our Second Amended and Restated By-Laws, proposals of stockholders intended for presentation at the 2003 annual meeting of stockholders (but not intended to be included in our proxy statement for that meeting) may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at its principal executive offices no earlier than January 23, 2003 and no later than February 22, 2003. The notice must contain certain information as specified in the our Second Amended and Restated By-Laws. Any such proposal received after February 22, 2003 will not be considered "timely" for purposes of Rule 14a-4(c)(1) of the federal proxy rules, and the proxies designated by the Company for such meeting will have discretionary authority to vote with respect to any such proposal.

                          ANNUAL REPORT AND FORM 10-K

    The Company is sending, prior to or concurrently with this proxy statement, to all of its stockholders of record as of April 8, 2002, a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 2001. The Annual Report to Stockholders contains the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER TO PRAECIS PHARMACEUTICALS INCORPORATED, 830 WINTER STREET, WALTHAM, MASSACHUSETTS 02451-1420, ATTENTION: INVESTOR RELATIONS, OR BY CALLING THE COMPANY AT (781) 795-4100.

April 11, 2002

                                                                      APPENDIX A

                      PRAECIS PHARMACEUTICALS INCORPORATED
                  SECOND AMENDED AND RESTATED 1995 STOCK PLAN

    1. PURPOSE. This Second Amended and Restated 1995 Stock Plan (the "Plan") is intended to benefit and provide incentives:

       (a) to the employees of PRAECIS PHARMACEUTICALS INCORPORATED (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations"), by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISO" or "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code");

       (b) to employees, directors and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); and

       (c) to employees, directors and consultants of the Company and Related Corporations by providing them with awards, or opportunities to make direct purchases, of stock in the Company ("Awards").

           Both ISOs and Non-Qualified Options are referred to hereinafter individually as an "Option" and collectively as "Options." Options and Awards are referred to hereinafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

    2.  ADMINISTRATION OF THE PLAN.

        A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by a Committee of not less than two (2) persons, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" within the meaning of Section 162(m) of the Code. The members of the Committee shall be appointed by the Company's Board of Directors (the "Board") and shall serve at the pleasure of the Board. If no Committee has been appointed to administer the Plan, the functions of the Committee specified in the Plan shall be carried out by the Board, except that at any time after a registration of any of the Company's stock under the Exchange Act or the Company otherwise becomes subject to the reporting requirements of the Exchange Act, administration by a Committee is required. Subject to the terms of the Plan, the Committee shall have the authority to:

            (i) determine the employees of the Company and Related Corporations
                (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards) to whom Non-Qualified Options and Awards may be granted;

            (ii) determine the time or times at which Options or Awards may be granted;

           (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price (if any) of shares subject to each Award;

            (iv) determine whether each Option granted shall be an ISO or a
                 Non-Qualified Option;

            (v) determine (subject to paragraph 7) the time or times when each
                Option shall become exercisable and the duration of the exercise period;

            (vi) determine whether restrictions such as repurchase rights and other vesting restrictions are to be imposed on shares subject to Options and Awards and the nature of such restrictions, if any, and other terms and conditions of Options and Awards not inconsistent with the Plan; and

           (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it.

           If the Committee determines to issue a Non-Qualified Option, it shall designate the Non-Qualified Option as such upon grant and in the agreement governing such Non-Qualified Option. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under the Plan.

        B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and place as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed.

    3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted to any employee (including an employee who serves as an officer or director) of the Company or any Related Corporation. Non-Qualified Options and Awards may be granted to any employee (including an employee who serves as an officer or director), director or consultant (including a consultant who also serves as a director) of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. No participant in the Plan shall be granted Stock Rights which in the aggregate exceed 50% of the total number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company authorized to be issued with respect to such Stock Rights pursuant to the Plan. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

    4. STOCK. The stock subject to Options and Awards shall be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 11,375,000, subject to adjustment as provided in paragraph 13. Any such shares may be issued pursuant to ISOs, Non-Qualified Options or Awards, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

    5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after January 5, 1995 and prior to the close of business on January 5, 2005. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

    6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

        A. EXERCISE PRICE FOR NON-QUALIFIED OPTIONS. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the par value per share of Common Stock as of the date of grant.

        B. EXERCISE PRICE FOR ISOS. The exercise price per share of Common Stock specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of such grant.

        C. $100,000 ANNUAL LIMITATION ON ISOS. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

        D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes referred to in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then listed on the Nasdaq National Market. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

    7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of ISOs generally (to the extent such Option is intended to be an ISO), and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

    8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

        A. VESTING. The Option (or any portion thereof) shall be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

        B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

        C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

        D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided, that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

    9. TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by the Company and all Related Corporations, except as provided in paragraph 10, no further installments of his ISOs shall become exercisable (unless otherwise approved by the Committee), and his ISOs which are exercisable on the date of termination of his employment shall terminate after the passage of three months from the date of termination of his employment, but in no event later than on their specified expiration dates, except (i) in the case of termination for "Misconduct," as defined in the instrument granting such ISOs, in which case such ISOs shall terminate automatically on the date of such termination, and (ii) to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service); provided, that the period of such leave does not exceed three months or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided, that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

    10.  DEATH; DISABILITY.

        A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee's death or such longer period not in excess of one year as the Committee shall determine.

        B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment or such longer period not in excess of one year as the Committee shall determine. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

    11. ASSIGNABILITY. No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution or, in the sole discretion of the Committee at the time of the proposed assignment or transfer, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act (or the rules thereunder), or as the Committee, in its sole discretion, shall otherwise permit. The Option shall be exercisable during the lifetime of the optionee only by such optionee or his guardian or legal representative, or by an assignee or transferee if the Option has been assigned or transferred in compliance with the immediately preceding sentence. Notwithstanding the foregoing, to the extent the instrument evidencing any Non-Qualified Option so provides, and subject to the conditions that the Committee may prescribe, an optionee may, upon providing written notice to the President of the Company, elect to transfer the Options granted to such optionee pursuant to such instrument, without consideration therefor. The terms of such Option shall be binding upon any recipient of such Option.

    12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options (including, without limitation, rights of repurchase by the Company and, in the event of an underwritten public offering of the Company's securities, restrictions on any sale or distribution by the optionee of any of the Company's common equity for a period of time as the underwriters in such public offering shall determine). In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination, cancellation and other provisions not inconsistent with the Plan as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

    13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as and to the extent hereinafter required, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

        A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

        B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either
            (i) make appropriate provision for the continuation of such Options by substitution on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable (or in the discretion of the Committee or the Successor Board, also provide that all unvested Options shall be, or become at the time which the Committee shall determine, immediately exercisable), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment or other consideration equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable, or in the discretion of the Committee or the Successor Board, whether or not then exercisable) over the exercise price thereof.

        C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise, the securities he would have received if he had exercised his Option immediately prior to such recapitalization or reorganization.

        D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

        E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

        F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

        G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

        H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. If changes in the capitalization of the Company shall occur other than those referred to above in this Paragraph 13, the Committee shall make such adjustments, if any, in the number of shares covered by each Option and in the per share purchase price as the Committee in its discretion may consider appropriate. The Committee or, if applicable, the Successor Board, shall determine the specific adjustments to be made under this paragraph 13 and its determination shall be conclusive.

           If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

    14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office or to the transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor
         (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, by delivery of shares of Common Stock (the value of which for this purpose shall be determined by the Committee), (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in
         Section 1274(d) of the Code or (d) subject to clauses (b) and (c), by any combination of (a), (b) or (c) above. In connection with any payment pursuant to clause (c) above, the Committee may require the optionee to concurrently execute and deliver to the Company a pledge agreement in a form reasonably satisfactory to the Company, together with a stock certificate or certificates representing shares of the Company's Common Stock (having an aggregate fair market value, as determined by the Committee), equal as of the date of exercise to at least the value of the principal amount of the note), duly endorsed or accompanied by a stock power or powers duly endorsed, to secure the optionee's obligations under such personal recourse note. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

    15. TERM AND AMENDMENT OF PLAN. The Company's 1995 Stock Plan was originally adopted on January 5, 1995. The Plan as currently in effect was adopted by the Board on February 2, 2000, approved by the stockholders of the Company on February 28, 2000, and shall be effective automatically upon consummation of the Company's initial public offering. The Plan shall expire at the close of business on January 5, 2005 (except as to Stock Rights outstanding on that date). The Board may terminate or amend the Plan in any respect at any time; provided, that no such amendment or termination shall adversely affect any Plan participant's rights under any Stock Right previously granted, without such participant's written consent. If the scope of any amendment is such as to require stockholder approval in order to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement, then such amendment shall not be effective unless and until such stockholder approval is obtained.

    16.  CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF
         ISOS. The Committee, at the written request of any optionee, may in its discretion, take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine; provided, that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

    17. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

    18. TAX WITHHOLDING. Upon the exercise of a Non-Qualified Option, the grant of an Award or the making of a purchase of Common Stock for less than its fair market value pursuant to an Award, the making of a Disqualifying Disposition (as defined in paragraph 19) or the vesting of Restricted Stock (as defined in paragraph 20), the Company, in accordance with Section 3402(a) of the Code, may require the optionee or Award recipient to pay withholding taxes in respect of the amount that is considered compensation required to be included in such person's gross income. The Committee, in its discretion, may condition
         (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a purchase of Common Stock for less than its fair market value pursuant to an Award or (iv) the vesting of Restricted Stock on the grantee's payment of such withholding taxes. The Committee shall have the sole discretion to determine the form in which payment of such withholding taxes will be made (i.e., cash, securities or a combination thereof).

    19. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

    20.  PROVISIONS RELATED TO RESTRICTED STOCK AND OTHER AWARDS.

       A. Awards of shares of Common Stock may be granted either alone, in addition to or in tandem with other awards granted under the Plan or cash awards made outside the Plan, and such shares may be subject to repurchase by the Company upon such terms and conditions as the Committee may determine (such shares subject to such repurchase being referred to as "Restricted Stock"). The Committee shall determine the eligible persons to whom, and the time or times at which, Awards will be made, the number of shares to be awarded, the price (if any) to be paid by the Award recipient, in the case of Restricted Stock, the time or times within which such shares of Restricted Stock may be subject to forfeiture and all other terms and conditions of any such Award. The Committee may condition an Award or the vesting of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion. The terms and conditions of Awards need not be the same for each recipient.

       B. The prospective recipient of an Award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

            (i) The consideration for shares issued pursuant to an Award shall be equal to or greater than their par value.

            (ii) Awards must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the Award date, by executing an Award agreement and paying whatever price (if any) is required under the Award.

           (iii) A stock certificate in respect of shares of Common Stock which are the subject of an Award shall be issued in the name of the participant receiving such Award, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

            (iv) The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the shares of Restricted Stock covered by such Award.

       C. Awards of shares of Restricted Stock under the Plan shall be subject to the following restrictions and conditions (in addition to other restrictions and conditions set forth in the Award agreement with respect to such shares not inconsistent with this Plan which the Committee shall determine in its sole discretion):

            (i) Subject to the provisions of the Plan and the Award agreement, during a period set by the Committee commencing with the date of such Award (the "Restricted Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock issued pursuant to an Award. The Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine, in its sole discretion. The Award agreement may contain other restrictions and conditions not inconsistent with the Plan as the Committee shall deem appropriate, including without limitation, rights of repurchase by the Company and, in the event of an underwritten public offering of the Company's securities, restrictions on any sale or distribution by the Award recipient of any of the Company's common equity for a period of time as the underwriters in such public offering shall determine.

            (ii) Except as provided herein, the recipient shall have, with respect to shares of Restricted Stock issued pursuant to an Award, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee may, in its sole discretion, at the time of the grant of an Award of Restricted Stock, permit or require the payment of cash dividends with respect to such Restricted Stock to be deferred and, if the Committee so determines, reinvested, in additional shares of Restricted Stock to the extent shares are available under the Plan, or otherwise reinvested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

           (iii) Subject to the applicable provisions of the Award agreement, if and when the Restricted Period expires without a prior forfeiture of the Restricted Stock subject to such Restricted Period, certificates for an appropriate number of unrestricted shares (without any legend referred to in subparagraph
                 (iii) of subsection B of Section 20) shall be delivered to the participant promptly upon the surrender and cancellation of the previously issued certificate(s) representing such shares.

    21. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the contest otherwise requires.

                               AMENDMENT NO. 1 TO
                      PRAECIS PHARMACEUTICALS INCORPORATED
                  SECOND AMENDED AND RESTATED 1995 STOCK PLAN

    AMENDMENT NO. 1 dated as of March 14, 2002 to the PRAECIS PHARMACEUTICALS INCORPORATED Second Amended and Restated 1995 Stock Plan (the "Plan").

    Pursuant to certain resolutions adopted by the Board of Directors (the "Board") of PRAECIS PHARMACEUTICALS INCORPORATED at a meeting of the Board held on March 14, 2002, the Board amended the second sentence of paragraph 4 of the Plan to read as follows, subject, however, to stockholder approval of the Plan, as amended by this Amendment No. 1:

    "The aggregate number of shares which may be issued pursuant to the Plan is 14,375,000, subject to adjustment as provided in paragraph 13."

                      PRAECIS PHARMACEUTICALS INCORPORATED

                      830 WINTER STREET, WALTHAM, MA 02451

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2002

The undersigned hereby appoints Malcolm L. Gefter and Kevin F. McLaughlin, or any one or both of them, each with full power of substitution, as lawful proxy, to vote all the shares of Common Stock of PRAECIS PHARMACEUTICALS INCORPORATED which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of PRAECIS PHARMACEUTICALS INCORPORATED to be held at its corporate headquarters, 830 Winter Street, Waltham, MA 02451 on Wednesday, May 22, 2002, at 10:00 a.m. local time, and at any adjournment(s) thereof, as directed on the reverse side of this card. The aforesaid proxies, or any one or both of them, or their duly appointed substitute(s) as aforesaid, are also authorized to vote for the election as a director of such substitute nominee(s) as the Company's Board of Directors may designate to replace any person nominated as a director and named on the reverse side of this card if such person is unable to serve or for good cause will not serve, and in their discretion upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof.

This proxy when properly executed will be voted on Proposals 1, 2 and 3 set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement (receipt of which is hereby acknowledged by the undersigned) as directed on the reverse side of this card, and in the discretion of the aforesaid proxies upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof. If no direction is made, said proxies will vote the shares represented by this proxy FOR the election as directors of the nominees named on the reverse side of this card (Proposal No. 1) (or for the election of such substitute nominee(s) as the Board of Directors may designate if any of the persons nominated for election as a director and named on the reverse side of this card is unable to serve or for good cause will not serve), FOR Proposal No. 2 and FOR Proposal No. 3.

         PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                      PRAECIS PHARMACEUTICALS INCORPORATED


                                  MAY 22, 2002







               \ Please Detach and Mail in the Envelope Provided \

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.


   /X/   Please mark your
         votes as in this
         example

1) Election           Vote FOR all      Vote WITHHELD from
   of               nominees (except       all nominees
   Directors.          as marked)
                          / /                   / /

 Nominees:  Malcolm L. Gefter, Ph.D.         William R. Ringo
            G. Leonard Baker, Jr.            David B. Sharrock
            Henry F. McCance                 Patrick J. Zenner
                                             Albert L. Zesiger

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, WRITE THE NAME(S) OF THE NOMINEE(S) ON THE LINES PROVIDED BELOW.)

       ___________________________________________________

       ___________________________________________________

       ___________________________________________________

2)  Proposal to approve
  the Company's Second
  Amended and Restated          FOR        AGAINST       ABSTAIN
  1995 Stock Plan, as           / /          / /           / /
  amended to increase by
  3,000,000 the number of
  shares of common stock
  eligible for issuance
  under the plan.






3) Proposal to ratify the       FOR        AGAINST       ABSTAIN
  appointment of Ernst &        / /          / /           / /
  Young LLP as independent
  auditors for fiscal year
  2002.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, AND THE SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR DIRECTIONS HEREON. IF YOU SIGN AND TIMELY RETURN YOUR PROXY CARD BUT DO NOT INDICATE HOW YOUR SHARES ARE TO BE VOTED AS TO ONE OR MORE OF THE PROPOSALS, YOUR SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS.

The named proxies are also authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof.

PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY. PLEASE DO NOT FOLD THIS PROXY.


Signature_____________ Date_____ Signature of third party_____________ Date_____

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees, executors, administrators and others signing in a representative capacity should indicate that capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his capacity.